Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) pertaining to the Medicis 2006 Incentive Award Plan, as amended, and to the incorporation by reference therein of our report dated February 24, 2009, with respect to the consolidated financial statements and schedule of Medicis Pharmaceutical Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities Exchange Commission.
/s/ ERNST & YOUNG LLP
Phoenix, Arizona
May 29, 2009